CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated April 29, 2015, for the Snow Capital Focused Value Fund, Snow Capital Hedged Equity Fund, Snow Capital Market Plus Fund, Snow Capital Inflation Advantaged Equities Fund, Snow Capital Dividend Plus Fund and Snow Capital Mid Cap Value Fund, (collectively the “Funds”), and to all references to our firm included in or made a part of this Post Effective Amendment No. 42 under the Securities Act of 1933 and Post-Effective Amendment No. 43 under the Investment Company Act of 1940 to the Funds’ Registration Statement on Form N-1A (File Nos. 333-123290 and 811-21726), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Funds.

Abington, Pennsylvania June 30, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated April 29, 2015, for the Stringer Growth Fund, and to all references to our firm included in or made a part of this Post Effective Amendment No. 42 under the Securities Act of 1933 and Post-Effective Amendment No. 43 under the Investment Company Act of 1940 to the Funds’ Registration Statement on Form N-1A (File Nos. 333-123290 and 811-21726), including the under the heading “Financial Highlights” in the Prospectus of the Stringer Growth Fund.

We also hereby consent to the references to our firm as the “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Stringer Growth Fund and Stringer Moderate Growth Fund.

Abington, Pennsylvania June 30, 2015